UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2014

Sarepta Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14895	93-0797222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street

Suite 415

Cambridge, MA 02142

(Address of principal executive offices, including zip code)

(617) 274-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The following is a brief description of each matter voted upon at the Sarepta Therapeutics, Inc. (the “Company”) Annual Meeting held on June 3, 2014 (the “Annual Meeting”) and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to each such matter. As of the record date for the Annual Meeting, April 8, 2014, there were 37,986,041 shares of common stock issued and outstanding. There were 29,305,839 shares of common stock present at the Annual Meeting in person or by proxy, which represented 77.15% of the voting power of the shares of common stock entitled to vote at the Annual Meeting, and which constituted a quorum for the transaction of business.

The matters voted upon were as follows:

Proposal 1: Election of Directors

Name of Nominee	For	Withheld	Broker Non-Votes
Christopher Garabedian	15,707,910	373,365	13,224,294
William Goolsbee	15,347,335	734,210	13,224,294
Gil Price, M.D.	15,228,849	852,696	13,224,294
Hans Wigzell, M.D., Ph.D.	15,407,837	673,708	13,224,294

Pursuant to the foregoing votes, the Director nominees listed above were elected to serve on the Board of Directors to serve a two year term expiring at the Company’s Annual Meeting held in 2016. There were no additional director nominations brought before the meeting.

Proposal 2: Advisory Vote on 2013 Named Executive Officer Compensation

For	Against	Abstain	Broker Non-Votes
10,456,775	5,337,875	286,895	13,224,294

Pursuant to the foregoing votes, the 2013 executive compensation was approved on an advisory basis.

Proposal 3: Ratification of KPMG as the Company’s Independent Registered Public Accounting Firm

For	Against	Abstain
28,459,619	326,347	519,873

Pursuant to the foregoing votes, the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014 was ratified and approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sarepta Therapeutics, Inc.

By:	/s/ Christopher Garabedian
Christopher Garabedian President and Chief Executive Officer

Date: June 6, 2014